                                                                     EXHIBIT 1.2


                          DISCOVER CARD MASTER TRUST I
                     CREDIT CARD PASS-THROUGH CERTIFICATES
                                TERMS AGREEMENT

                             Dated:  March 18, 1998

To: Greenwood Trust Company, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re: Underwriting Agreement dated August 19, 1997

Title: Discover Card Master Trust I, Series 1998-3, Credit Card Pass-Through Certificates, Class A and Class B.

Initial Principal Amount of Certificates: $789,474,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 1998-3 $750,000,000 Floating Rate Class A Credit Card Pass-Through Certificates

Discover Card Master Trust I, Series 1998-3 $39,474,000 Floating Rate Class B Credit Card Pass-Through Certificates

Series Cut-Off Date:  March 1, 1998


           Certificate Rating:  Moody's Investors  Standard & Poor's
                                  Service, Inc.    Ratings Services

           Class A              Aaa                AAA
           Class B              A2                 A


Aggregate outstanding balance of Principal Receivables as of March 1, 1998:
$20,006,241,003.28.

Date of Series Supplement: March 25, 1998.

Certificate Rate: Class A: LIBOR plus 0.125% per annum; and Class B: LIBOR plus 0.290% per annum

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.725% of the aggregate principal amount of the Class A Certificates and 99.700% of the aggregate principal amount of the Class B Certificates as of March 25, 1998.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on March 25, 1998, or at such other time as may be agreed upon in writing.

        Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 1998-3 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED
                                       As Representative of the
                                       Underwriters named in
                                       Schedule I hereto

                                       By:  /s/ J. Douglas Van Ness
                                            --------------------------


Accepted:

GREENWOOD TRUST COMPANY

By: /s/ John J. Coane
    -------------------------

                                   SCHEDULE I

                                  UNDERWRITERS

$750,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 1998-3


                                                         Percentage
                                                         ----------
               Morgan Stanley &  Co.  Incorporated           25%
               Chase Securities Inc.                         25%
               First Union Capital Markets Corp.             25%
               NationsBanc Montgomery Securities LLC         25%


$39,474,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 1998-3


                                    Percentage
                                    ----------
Morgan Stanley & Co. Incorporated     100%


                                     -3-